EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 4, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Feb 2008 – Jan 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.2%	0.0%	0.0%	-6.1%	-2.5%	-1.9%	1.8%	-1.9%	11.5%	-22.9%	-0.1	-0.2
B**	0.2%	0.0%	0.0%	-6.7%	-3.1%	-2.6%	N/A	-2.6%	11.5%	-24.9%	-0.2	-0.3
Legacy 1***	0.3%	0.0%	0.0%	-4.1%	-0.6%	N/A	N/A	-3.4%	10.8%	-18.1%	-0.3	-0.4
Legacy 2***	0.3%	0.0%	0.0%	-4.4%	-0.9%	N/A	N/A	-3.7%	10.8%	-18.6%	-0.3	-0.5
Global 1***	0.3%	0.0%	0.0%	-3.6%	-1.4%	N/A	N/A	-4.3%	10.3%	-17.5%	-0.4	-0.5
Global 2***	0.3%	0.0%	0.0%	-3.9%	-1.7%	N/A	N/A	-4.6%	10.3%	-18.4%	-0.4	-0.6
Global 3***	0.2%	0.0%	0.0%	-5.4%	-3.4%	N/A	N/A	-6.3%	10.3%	-23.5%	-0.6	-0.8

S&P 500 Total Return Index****	4.6%	2.8%	2.8%	14.2%	13.3%	3.5%	7.7%	3.5%	18.9%	-46.4%	0.3	0.3
Barclays Capital U.S. Long Gov Index****	-3.4%	-2.7%	-2.7%	1.0%	11.7%	8.4%	7.4%	8.4%	13.2%	-12.3%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					23%
Energy	10%	Long	Brent Crude Oil	2.6%	Long	10%	Long	Natural Gas	2.6%	Short
			Natural Gas	2.6%	Short			Brent Crude Oil	2.6%	Long
Grains/Foods	8%	Short	Sugar	2.1%	Short	8%	Short	Sugar	2.1%	Short
			Coffee	1.6%	Short			Coffee	1.6%	Short
Metals	5%	Long	Zinc LME	1.2%	Long	5%	Long	Zinc LME	1.3%	Long
			Copper	1.0%	Long			Copper	1.0%	Long
FINANCIALS	77%					77%
Currencies	35%	Short $	Euro / Japanese Yen	3.7%	Short	35%	Short $	Euro / Japanese Yen	3.7%	Short
			Australian Dollar	3.3%	Long			Australian Dollar	3.3%	Long
Equities	31%	Long	S&P 500	5.2%	Long	31%	Long	S&P 500	5.1%	Long
			Hang Seng Index	2.8%	Long			Hang Seng Index	2.8%	Long
Fixed Income	11%	Long	Bunds	2.3%	Long	11%	Long	Bunds	2.3%	Long
			U.S. 10-Year Treasury Notes	1.9%	Short			U.S. 10-Year Treasury Notes	1.9%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets finished sharply lower based on weather forecasts which predicted warmer temperatures in the U.S.  Despite finishing lower, natural gas market experienced a strong late-week reversal to the upside after industry reports showed a larger-than-expected drop in domestic inventories.  Industry reports also showed declines in U.S. crude oil supplies, which resulted in nearly a 3% price increase for the week.

Grains/Foods
Wheat prices fell to near 6-month lows on weak export sales data and strong global supply forecasts.   Cocoa prices also came under pressure and were driven lower by better-than-expected supply data from West Africa.  Live cattle prices rallied to all-time highs due to tight supplies which were caused by last year’s droughts and the subsequent increase in feed prices.

Metals
Copper markets rallied to 4-week highs following the resolution of the Fiscal Cliff impasse and on strong economic data from China.  Gold and silver markets declined following the release of comments from the Federal Open Market Committee which signaled a potential slowdown in quantitative easing in 2013.

Currencies
The Japanese yen continued to fall against global counterparts, driven by continued forecasts for expanded quantitative easing.  The U.S. and Canadian dollars rallied sharply as a new Fiscal Cliff deal offered positive support for the economic outlook for North America.  Higher-yielding currencies, including the Australian and New Zealand dollars, also moved higher and were propelled by increased investor risk appetite across the globe.

Equities
Global equity markets soared last week amidst an improved outlook for the global economy.  The U.S. Fiscal Cliff resolution, bullish Chinese data, and upbeat U.S. retail sales and employment estimates data were the main drivers behind investor confidence.

Fixed Income
U.S. Treasury markets fell as a “risk-on” perspective swept through the global markets.  Upbeat economic data and news coming into the new year spurred the liquidation of safe-haven debt products, which drove prices lower.  Uncertainty surrounding the future of the Federal Reserve’s bond buying initiatives also had a bearish affect on fixed-income prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.